EXHIBIT 23


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CHERRY
BEKAERT &
HOLLAND
CERTIFIED PUBLIC
ACCOUNTANTS &
CONSULTANTS
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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated January 31, 1997, on the financial statements of FFVA Financial Corporation for the year ended December 31, 1996, into the Registration Statement on Form S-8, with respect to the Company's Stock Option Plan originally filed by FFVA Financial Corporation with the Securities and Exchange Commission on September 28, 1995.






                                    /s/ Cherry, Bekaert & Holland, L.L.P.
                                    Cherry, Bekaert & Holland, L.L.P.


March 20, 1997
Lynchburg, Virginia